UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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CIM REAL ESTATE FINANCE TRUST, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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April 28, 2023
Dear Fellow Shareholders,
We are pleased to share our 2022 results. We have made tremendous progress transforming our company into a leading commercial credit-focused REIT delivering stable, attractive risk-adjusted returns as we create long term value for shareholders. Our achievements in 2022 are a direct result of successfully executing our strategy to sell non-core, fixed rate assets and re- deploy capital into floating rate credit investments, which have increased our earnings in a rising interest rate environment.
Key 2022 successes include:
•CMFT’s net income increasing by approximately 66% from fiscal year 2021, from $86.5 million ($0.24 / share) to $143.8 million ($0.33 / share). As a result, CMFT announced an 11% increase in its monthly dividend during the fourth quarter of 2022, followed by an additional 3% increase during the first quarter of 2023.
•Selling 134 non-core and short lease term net lease and multi-tenant retail assets across 48 transactions, resulting in gross proceeds of $1.76 billion, including CMFT’s entire shopping center portfolio. Additionally, in December 2022, CMFT entered into an agreement resulting in the sale of 178 more non-core, net lease properties for $861 million of gross proceeds, which was completed in April of 2023.
•CMFT originating or acquiring over $2.0 billion of first mortgage floating rate loans and CMBS securities in 2022 with a weighted average loan to value ratio of 61.7%.
•Following the sale of non-core assets and the repayment of loans, CMFT has significant “dry powder” for investment. We anticipate that having cash on hand in the current market environment will enable us to further improve our returns while fewer commercial real estate credit investors have the capacity to make or acquire loans.
Markets have been highly volatile over the last few quarters. We are seeing and expect that opportunities for superior risk- adjusted returns will continue through 2023 and beyond. We believe that CMFT’s financial strength and flexibility is allowing us to take advantage of these attractive opportunities.
With a diverse portfolio and an emphasis on maintaining low leverage relative to comparable commercial mortgage REITs1, we believe that CMFT is well positioned for the current environment. As of December 31, 2022, CMFT’s $7.4 billion portfolio consisted of 31.2% owned real estate assets and 68.8% credit investments.
We are proud of CMFT’s 2022 performance and optimistic that our strategic and tactical accomplishments have positioned us well for the future. As we proceed through 2023, we remain committed to managing CMFT with the objective of providing sustainable and increasing distributions as we deploy capital and grow earnings in a financially disciplined manner. Additionally, we continue to monitor market conditions to assess opportunities to increase liquidity for shareholders.2
On behalf of the CMFT Board of Directors and the team at CIM Group, thank you for your continued trust and support.
Sincerely,
Richard Ressler
Chairman of the Board of Directors, Chief Executive Officer and President
CIM Real Estate Finance Trust, Inc. | Co-Founder and Principal, CIM Group

1) Based on March 31, 2023 publicly available information. 2) There is no guarantee that CMFT will increase liquidity within a particular timeframe or at all.
Cautionary Statement Regarding Forward-Looking Information
This communication includes certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. Statements can generally be identified as forward-looking because they include words such as “believes,” “anticipates,” “expects,” “would,” “could,” or words of similar meaning. Statements that describe future plans and objectives are also forward-looking statements. These statements are based on the current expectations of management for CMFT and on currently available industry, financial and economic data. Actual results may vary materially from those expressed or implied by the forward-looking statements, which are subject to a number of risks and uncertainties, many of which are out of the control of such companies, including, but not limited to, those associated with the risk that a public listing of securities or other liquidity opportunities may not be realized in within an expected time period or at all; the availability of and access to the capital markets or other financing sources, the availability of suitable investment or disposition opportunities;; general financial and economic conditions,; legislative and regulatory changes; and other factors, including those set forth in the section entitled “Risk Factors” in CMFT’s most recent Annual Report on Form 10-K, and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”), and other reports filed by CMFT with the SEC, copies of which are available on the SEC’s website, www.sec.gov. Forward-looking statements are not guarantees of performance or results and speak only as of the date such statements are made. Except as required by law, CMFT does not undertake any obligation to update or revise any forward-looking statement in this communication, whether to reflect new information, future events, changes in assumptions or circumstances or otherwise.

Attention CMFT Stockholder:

Your Vote Counts!

CIM

www.proxypush.com/CMFT

Please cast your vote promptly!

Two Easy Steps

1 Read the Enclosed Materials

Enclosed are the following materials for the CMFT Annual Meeting of Stockholders:

- Notice of the CMFT Annual Meeting
- Proxy card for each account you hold
- Proxy Statement describing the proposals to be voted on at the meeting

The annual meeting will take place virtually on July 12, 2023.
Visit www.proxydocs.com/CMFT for meeting details.

2 Cast Your Vote

Please cast votes for all of your accounts.

Online*

Visit **www.proxypush.com/CMFT** and follow the instructions to cast your vote. Your control number is located on the proxy card.

By Phone*

Please refer to the proxy card for your control number and calling instructions before dialing: **1.855.952.4534.**

By Mail*

Using the enclosed proxy card, cast your vote on the proposals, sign and date in black or blue ink, and return the card in the postage-paid envelope provided. **In cases of joint ownership, all parties must sign.**

At the Meeting

Attend the annual meeting virtually to cast your vote. Visit www.proxydocs.com/CMFT for meeting details and to register before 5 p.m. ET on July 11, 2023.

* Votes cast online, by mail, or by phone must be received by 11:59 p.m. ET on July 11, 2023.

If you vote online or by phone, please DO NOT mail back the proxy card.

If you have any questions or need assistance with completing your proxy card, please call our proxy solicitor, Mediant, toll-free at 1.844.280.5348 or CIM Fund Operations at 1.866.907.2653.

Your vote is very important! We appreciate your participation and support.

NOT A DEPOSIT | NOT FDIC INSURED | NOT GUARANTEED BY ANY BANK | MAY LOSE VALUE | NOT INSURED BY ANY FEDERAL GOVERNMENT AGENCY

CIM Creating Value. Enhancing Communities.

2398 East Camelback Road, 4th Floor, Phoenix, AZ 85016 | 866.341.2653 | www.cimgroup.com

Securities Distributed By Affiliate Broker/Dealer: CCO Capital, LLC, Member FINRA/SIPC | ©2023 CCO Group

Reminder:

We Still Need Your Vote! CIM

www.proxypush.com/CMFT | Don't miss your chance!

Two Easy Steps

1 Review the Proxy Information

Visit www.proxydocs.com/CMFT or reference the materials you received by mail:

- Notice of the CMFT Annual Meeting
- Proxy card for each account you hold
- Proxy Statement describing the proposals to be voted on at the meeting

The annual meeting will take place virtually on July 12, 2023.
Visit www.proxydocs.com/CMFT for meeting details.

2 Cast Your Vote

Please cast votes for all of your accounts.

Online*
Visit **www.proxypush.com/CMFT** and follow the instructions to cast your vote. Your control number is located on the proxy card.

By Phone*
Please refer to the proxy card for your control number and calling instructions before dialing: **1.855.952.4534**.

By Mail*
Using the enclosed proxy card, cast your vote on the proposals, sign and date in black or blue ink, and return the card in the postage-paid envelope provided. In cases of joint ownership, all parties must sign.

At the Meeting
Attend the annual meeting virtually to cast your vote. Visit www.proxydocs.com/CMFT for meeting details and to register before 5 p.m. ET on July 11, 2023.

* Votes cast online, by mail, or by phone must be received by 11:59 p.m. ET on July 11, 2023.

If you vote online or by phone, please DO NOT mail back the proxy card.

If you have any questions or need assistance with completing your proxy card, please call our proxy solicitor, Mediant, toll-free at 1.844.280.5348 or CIM Fund Operations at 1.866.907.2653.

Your vote is very important! We appreciate your participation and support.

NOT A DEPOSIT | NOT FDIC INSURED | NOT GUARANTEED BY ANY BANK | MAY LOSE VALUE | NOT INSURED BY ANY FEDERAL GOVERNMENT AGENCY

CIM Creating Value. Enhancing Communities.

2398 East Camelback Road, 4th Floor, Phoenix, AZ 85016 | 866.341.2653 | www.cimgroup.com
Securities Distributed By Affiliate Broker/Dealer: CCO Capital, LLC, Member FINRA/SIPC | ©2023 CCO Group